SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON D.C.  20549

                            FORM 8-K



       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report:    April 13, 1997
               (Date of earliest event reported)


             Bion Environmental Technologies, Inc.
     (Exact Name of Registrant as Specified in its Charter




   Colorado                0-19333              84-1176672
  (State of              (Commission         (I.R.S. Employer
Incorporation)            File No.)          Identification No.)





      555 17th Street, Suite 3310, Denver, Colorado 80202
     (Address and Zip Code of Principal Executive Offices)






Registrant's telephone number including area code: (303) 294-0750


ITEM 5.   OTHER EVENTS.


(A) Effective May 6, 1997, Bion Environmental Technologies, Inc. (the "Registrant") entered into an agreement (the "Agreement") between and among the Registrant and BionSoil, Inc. ("BS") (Registrant and BS are collectively "BIET") and LoTayLingKyur, Inc. ("LTLK"), Dublin Holding, Ltd. ("DHL"), Kelly Moone ("KM"), and Mark A. Smith ("MAS") (LTLK, DHL, KM, and MAS are collectively "S") which, among other things, provides that:

     1) S:
          a) release BIET from any and all obligations to S on:
               i) a convertible promissory note of Registrant owned jointly by LTLK and DHL issued May 16, 1995 (see Form 10-KSB/A for fiscal year ended June 30, 1996); and
               ii) a promissory note and other rights related to a loan to BIET dating from January 8, 1997 (see 8-K dated January 2, 1997); and
               iii) additional  sums owed by Registrant  to  LTLK
                    based on a loan made to Registrant during April 1997 and other unpaid payments;
          for an aggregate amount of $2,146,045; and
          b) assign various real property owned by LTLK and KM to Registrant by quit claim deeds;
          for an aggregate amount of $710,000, (which amount will be adjusted to actual when the real property is sold); and

     2) Registrant issue to S:
          a) 1,574,308 shares of Registrant's common stock; and
          b) 937,154 Class E1 Warrants of Registrant (to purchase shares of Common Stock at $6.00 per share exercisable from 1/1/01 through 12/31/01); and
          c) 1,087,154 Class X Warrants of Registrant (to purchase shares of Common Stock at $10.00 per share exercisable from 1/1/03 through 12/31/03).

     3) a) The provisions of the various debt instruments be terminated in their entirety; and
          b)   The   following  provisions  shall  be   effective
          hereafter:
               i) in the event of an underwriting/offering by Registrant, S shall not be subject to any lock-up agreement which does not allow S to sell at least 7,500 shares of Registrant's common stock per month (on a cumulative basis) and any such lock-up agreement shall terminate in its entirety no more than one year after the completion of such offering; and

               ii) S does not now and shall not attempt to exercise any control over the management or business of Registrant and, further, S shall have no direct or indirect power to control Registrant (despite the size of its stock holdings in Registrant) due to an existing Voting Agreement, provided, however, that if Registrant is not profitable by June 30, 1999, the Voting Agreement shall terminate on January 1, 2000, unless otherwise agreed in writing by Registrant and S, and this provision shall be null and void; and
               iii) Registrant shall indemnify and hold  harmless
                    S from any liability to Registrant (or others) pursuant to 16(b) of the Exchange Act of 1934 for "short swing profits" which arise from matching this transaction (including transactions between and among LTLK, DHL, KM, and/or MAS in connection with this Agreement) with any other transaction; and
               iv) LTLK shall provide consulting services to Registrant commencing July 1, 1997 with base monthly fees of $2,500 until November 1997 which base monthly fee increases by $500 per month on November 1 of each year thereafter through November 1, 2001, the consulting services shall be for a term of 64 months; base monthly consulting fees shall be paid to LTLK by Registrant on the 15th of each month commencing July 1997.

     4. Registrant, BS, LTLK, DHL, KM and MAS further agree to execute such other documents as may be reasonably required to carry out the terms of this Agreement.

     5. Registrant has prepared the following restated proforma version of its unaudited balance sheet for March 31, 1997 (as reported in Form 10-QSB for the fiscal quarter ended March 31, 1997) to show the effects of this Agreement as if it had taken place on March 31, 1997, with no effect for any other activities since March 31, 1997 being included in the restatement:

                                     March 31,     March 31,     June 30,
                                       1997           1997         1996
                                    (Unaudited)   (Unaudited)   (Audited)
                                     (Restated)
          Assets
Current assets
  Cash and cash equivalents            $11,025 $  11,025   $ 118,612
  Contract receivables                  47,855    47,855      22,070
  Work in progress (net of allowance
    of $20,000)                        229,750   229,750     219,686
  Assets held for sale                 710,000         0           0
  Prepaid expenses                      10,725    10,725       2,128
     Total current assets            1,009,355   299,355     362,496

Property and equipment, net            231,950   231,950      66,216

Other assets
  Patents, net                         38,722     38,722      40,778
  Deferred long term contract costs    82,433     82,433      82,433
   Other                               10,572     10,572       4,387
     Total other assets               131,727    131,727     127,598

     Total assets                  $1,373,032  $ 663,032   $ 556,310

          Liabilities and Stockholder Equity
Current liabilities
   Accounts payable and accrued
    liabilities                    $ 383,270   $ 428,410   $ 228,712
  Accounts payable - related party         0           0      23,351
  Notes payable - stockholders        82,171     176,041      96,050
  Capital lease obligations           56,209      56,209      18,482
  Accrued payroll - officers         107,166     107,166     206,667
     Total current liabilities       628,816     767,826     573,262

Long-term liabilities
  Notes payable - stockholders       105,000   2,112,035   2,007,035
  Capital lease obligation           141,209     141,209      43,047
  Deferred contract revenue          206,500     206,500     206,500
     Total liabilities             1,081,525   3,227,570   2,829,844

Commitments and contingency

Stockholders' equity
  Preferred stock, $.001 par
   value 10,000,000 shares
   authorized, 18,834 series B
   (March 31, 1997 and June 30, 1996)
   shares issued and outstanding      95,482     95,482      95,482
  Common stock, no par value,
   100,000,000 shares authorized,
   3,605,341 (restated March 31,
   1997), 2,031,033 (March 31, 1997)
   and 1,683,777 (June 30, 1996)
   shares issued and outstanding   7,607,051   4,693,336  3,485,270
  Common stock subscribed            346,718     346,718     49,538
  Accumulated deficit             (7,757,744) (7,700,074)(5,903,824)
     Total stockholders equity       291,507  (2,564,538)(2,273,534)

     Total liabilities and stockholders
        equity                   $ 1,373,032  $  663,032 $  556,310

     6. Additionally, Registrant has prepared the following analysis of its current capital structure showing the effect of this Agreement (and the changes in the warrants described in Item C, below):

       a) Common Stock:

       As of May 7, 1997 the Company had 3,627,275 shares of Common Stock issued and outstanding, treating all 18,834 shares of Series B Preferred as if converted. This is an increase from March 31, 1997 of 1,596,242 shares (of which 1,574,308 shares resulted from the May 6, 1997 financing transaction, and 3,100 shares resulted from an employee exercise of an option granted under the Company's Fiscal Year 1994 Incentive Compensation Plan ("Plan")).

       In December 1996, Jon Northrop, C.E.O., Jere Northrop, C.O.O., and Duane Stutzman, C.F.O. agreed that they would purchase 33,333, 33,333, and 13,334 shares, respectively, of restricted and legended common stock of the Company in private transactions. Further, they notified the Company that they would pay for the shares by canceling accrued salaries owed to them by the Company in the amounts of $100,000, $100,000, and $40,000, respectively. (See 8-K dated December 1, 1996). Further, the Registrant currently is obligated to pay $105,000 under a convertible credit facility with a shareholder which, if converted, would result in the issuance of 23,334 shares of restricted Common Stock. (See 8-K dated December 1, 1996). If all of the above happen, it will result in the Company having 3,730,609 shares of Common Stock outstanding.

       b) Options and Warrants

       As of May 7, 1997 the Registrant has outstanding options and warrants as follows:

       Options  under  the  Fiscal  Year 1994  Incentive  Compensation
       Plan:

          Employee ($5.00)        30,900
          Employee ($5.25)        40,000
          Employee ($6.00)        50,000
          Employee ($6.25)        50,000
                                 170,900

       Warrants1:

          $3.00 warrants          26,780
          $4.00 warrants         150,000
          $5.00 warrants          35,000
          $6.00 warrants       4,875,756
          $8.00 warrants         490,000
          $10.00 warrants      1,627,154
          $12.50 warrants         40,000
          $15.00 warrants         90,000
          $20.00 warrants        150,000
                               7,484,690

Notes:

1.   Outstanding warrants consist of the following:

     $3.00 warrants:
       * exercisable 8/21/96 through 8/20/01:      14,500
       * exercisable 1/22/96 through 1/21/01:       6,730
       * exercisable 9/13/96 through 9/12/01:       5,550

                                                   26,780

     $4.00 warrants:
       *  warrants  are currently unearned partial compensation  under investment banking agreements, if earned;
       exercisable 6/1/98 through 12/31/98:       150,000

     $5.00 warrants:
       * exercisable 6/20/96 through 6/20/99:      25,000
       * exercisable 8/21/96 through 8/20/01       10,000

                                                   35,000

     $6.00 warrants:
       * exercisable 1/1/01 through 12/31/01:   4,546,918
       * exercisable 3/1/98 through 10/1/99:      100,000
       * exercisable 6/1/98 through 12/1/98:      175,000
       * exercisable as vested (10,000 currently
          vested) 2/1/97 through 12/31/01:         40,000
       * exercisable 4/21/97 through 4/20/02:      13,838

                                                4,875,756

     $8.00 warrants:
       * exercisable as vested (50,000 currently vested)
          3/1/00 through 10/1/01:                 100,000
       * exercisable 6/1/99 through 12/1/99:       50,000
       * warrants are currently unearned partial
          compensation under investment banking
          agreements, if earned;
          exercisable 6/1/99 through 12/1/99:     300,000
       * exercisable as vested (10,000 currently vested)
          2/1/97 through 12/31/01:                 40,000

                                                  490,000

     $10.00 warrants:
       * exercisable 3/1/02 through 10/1/03:      125,000
       * exercisable as vested (10,000 currently vested)
          2/1/97 through 12/31/01:                 40,000
       * exercisable 1/1/03 through 12/31/03:   1,087,154
       * exercisable 4/9/98 through 4/9/99:       375,000

                                                1,627,154
     $12.50 warrants:
       * exercisable as vested (10,000 currently vested)
          2/1/97 through 12/31/01:                 40,000

     $15.00 warrants:
       * exercisable as vested (10,000 currently vested)
          2/1/97 through 12/31/01:                 90,000

     $20.00 warrants:
       * exercisable as vested (none currently vested)
          2/1/98 through 12/31/01:                150,000


     A copy of the Agreement is attached hereto as Exhibit 10.1.

(B) 1) The Registrant, through its wholly-owned subsidiaries Bion Technologies, Inc. and BionSoil, Inc. signed a contract on April 13, 1997, for the design, permitting, construction oversight and initial operation of a BionSoil NMSO system on a hog farm in North Carolina. The system will accommodate a 3,672 animal operation which grows finishing hogs. The BionSoil NMS system will treat all solid and liquid wastes, reducing odors and solving water pollution and excess nutrient problems, and convert the wastes into BionSoilO, a nutrient rich humus material.

     2) Currently the Registrant has eleven BionSoil NMS systems in operation in New York, Washington, Florida and North Carolina, and sixteen signed agreements for systems in various stages of construction (ranging from design to initial operation) in Maryland, New York, North Carolina, Washington and Oregon. The BionSoil NMS process is designed for the treatment and disposal of large quantities of untreated livestock waste and wastewater that are produced in large animal raising agricultural facilities. The wastes generated in these facilities represent a significant environmental problem for the agricultural industry. The BionSoil NMS system bioconverts these wastes into a marketable by-product, BionSoil, a nutrient-rich organic soil like product that is saleable in the organic soils and soil
     enhancers  market.   The  Registrant  processes  and  sells   the
     BionSoil produced in the systems and returns a portion of the wholesale price to the farm. Additionally, the systems treat the wastewater so that it can be reused on the farm and significantly reduce odors associated with the operation. When fully operational, the BionSoil systems that the Registrant has in operation or under contract are anticipated to produce in excess of 165,000 cubic yards of BionSoil per year.

(C) Registrant has extended 375,000 Class A Warrants (to purchase shares of Common Stock at $10.00 per share exercisable from 4/9/94 through 4/9/97)(125,000 owned by each of Jon Northrop, Registrant's CEO, Jere Northrop, Registrant's COO and Delta Petroleum Corporation) to be exercisable from 4/9/98 through 4/9/99.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     10.1 Agreement effective May 6, 1997, with BionSoil Inc., LoTayLingKyur, Inc., Dublin Holding, Ltd., Kelly Moone, and Mark A. Smith





                              SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               BION ENVIRONMENTAL TECHNOLOGIES, INC.




Date: May 15, 1997            By:    /s/ M. Duane Stutzman
                                       M. Duane Stutzman,
                                       Chief Financial Officer


                          INDEX TO EXHIBITS

Financial Statements and Exhibits.


       10.1 Agreement effective May 6, 1997, with BionSoil, Inc. LoTayLingKyur, Inc., Dublin Holding, Ltd., Kelly Moone, and Mark A. Smith